                                                                    Exhibit 4(a)

                  VOID AFTER 5:00 P.M., COLUMBUS, OHIO TIME,
                               ON APRIL 23, 2001

                          Pinnacle Data Systems, Inc.

                       WARRANT TO PURCHASE COMMON SHARES
                       ---------------------------------


     Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), hereby certifies that, for value received, Corna Securities, Inc. is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times after April 24, 1997 and until 5:00 p.m., Columbus, Ohio time, April 23, 2001, the expiration date of this Warrant, 25,000 fully paid and nonassessable common shares, without par value, of the Company (the "Shares") at an initial purchase price of $5.50 per share in lawful money of the United States.

     The number and character of the Shares which may be purchased upon exercise of this Warrant and the Purchase Price (as hereinafter defined) per share in effect from time to time are subject to adjustment from time to time as hereinafter provided.

     NEITHER THIS WARRANT NOR THE SHARES WHICH MAY BE ISSUED UPON EXERCISE OF THIS WARRANT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION UNLESS A VALID EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF, OR SATISFACTORY TO, ITS COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE ANY FEDERAL OR STATE SECURITIES LAWS. FURTHERMORE, THIS WARRANT SHALL NOT BE EXERCISABLE EXCEPT FOR SHARES WHICH AT THE TIME OF SUCH EXERCISE ARE EXEMPT FROM SUCH REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IS THE SUBJECT MATTER OF A TRANSACTION WHICH IS EXEMPT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

1.   Exercise of Warrant.
     -------------------

     (a)  Full Exercise.  This Warrant may be exercised as a whole by the holder
          -------------
hereof by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at any time or times after April 24, 1997 but before 5:00 p.m., Columbus, Ohio time, April 23, 2001, at the principal office of the Company accompanied by payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying the number of Shares called for on the face of this Warrant (giving effect to any adjustments therein) by the Purchase Price then in effect.

     (b)  Partial Exercise.  This Warrant also may be exercised in part by
          ----------------
surrendering this Warrant in the manner specified in subsection (a) of this
Section 1, except that the number of

Shares or other securities or property receivable upon the exercise of this Warrant as a whole shall be proportionately reduced. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling in the aggregate for the number of Shares (as adjusted pursuant to the provisions of Section 2) for which this Warrant shall not have been exercised, issued in the name of the holder hereof or such other person or as such holder may direct.

     (c)  Delivery of Share Certificates, Etc. As soon as practicable after any
          ------------------------------------
exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within 10 days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or in the name of such other person as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable Shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional Shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value ("Market Value") of one full share. The Market Value shall be the Closing Price (as hereinafter defined) on the business day next preceding the day of exercise. As used herein, the term "Closing Price" shall mean the last sale price or, in case no sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national securities exchange or the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System ("NMS") on which the Common Shares of the Company are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or on NASDAQ NMS, the average of the closing bid and asked prices on such day as reported on NASDAQ, or if not reported on NASDAQ, the average of the closing bid and asked prices as furnished by National Quotation Bureau, Inc., or a similar reporting organization. All calculations with respect to the Closing Price shall be made to the nearest cent. Issuance and delivery of the Shares deliverable on the due exercise of this Warrant may be postponed by the Company and its transfer agent during any period, not exceeding sixty days, for which the transfer books of the Company for the Shares are closed between
(i) the record date set by the Board of Directors for the determination of shareholders entitled to vote at or to receive notice of any shareholders meeting, or entitled to receive payment of any dividends or to any allotment of rights or to exercise rights in respect of any change, conversion or exchange of capital stock, and (ii) the date of such meeting of shareholders, the date for the payment of such dividends, the date for such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be.

2.   Adjustments of Purchase Price and of Number
     -------------------------------------------
     of Shares Issuable upon Exercise of Warrant.
     --------------------------------------------

     The term "Purchase Price" as used in this Warrant shall mean the initial purchase price of $5.50 per share which is equal to 110% of the initial public offering price per share of the Common Shares of the Company included in the Form 1-A Offering Statement (No. 24C-4496) filed with the Securities and Exchange Commission (the "Offering Statement"), as the same may be adjusted in accordance with the provisions hereof. After each adjustment of the number of Shares purchasable under this Warrant pursuant to this Section 2, the Purchase Price shall be the price derived by multiplying the number of Shares purchasable immediately prior to such adjustment by the Purchase Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted number of Shares purchasable under this Warrant. The number of Shares purchasable under this Warrant shall be subject to adjustment from time to time as follows:

          In case the Company shall (i) declare or pay a dividend or make a distribution in shares of its capital stock (whether Common Shares or of capital stock of any other class), (ii) subdivide its outstanding Common Shares into a greater number of shares, (iii) combine its outstanding Common Shares into a smaller number of shares, or (iv) issue by reclassification of its Common Shares any shares of capital stock of the Company; then and in each such case, the number of Shares purchasable under this Warrant immediately prior to such action shall be adjusted so that the holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number of Shares of capital stock of the Company which he would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 2 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section 2, the holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall determine the most equitable allocation of the adjusted Purchase Price between or among shares of such classes of capital stock.

     Anything in this Section 2 to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account (together with any other adjustments so carried forward) in any subsequent adjustment. All calculations under this
Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be, but in no event shall the Company be obligated to issue fractional Shares upon the exercise of this Warrant.

     Immediately upon any adjustment of the Purchase Price pursuant to this
Section 2, the Company shall send written notice thereof to the holder of this Warrant (by first class mail, postage prepaid), which notice shall state the Purchase Price resulting from such adjustment, and any increase or decrease in the number of Shares to be acquired upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.   Adjustment for Reorganization, Recapitalization,
     ------------------------------------------------
     Consolidation, Merger, Etc.
     --------------------------

     In case of any capital reorganization or reclassification of the Shares of the Company, or in case of any consolidation or merger of the Company with or into any other corporation, or in case of any sale to another corporation of the properties and assets of the Company as, or substantially as, an entirety, then, and in each such case, the holder of this Warrant shall have the right to receive, upon the exercise of this Warrant as provided in Section 1 hereof, at any time after the consummation of such reorganization, recapitalization, reclassification, consolidation, merger or sale, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, recapitalization, reclassification, consolidation, merger or sale by a holder of the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of this Warrant. The provisions of this Section 2 shall similarly apply to successive recapitalizations, reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

4.   Notice of Stock Dividends, Subscriptions, Recapitalizations,
     ------------------------------------------------------------
     Reclassifications, Consolidations, Merger, Etc.
     ----------------------------------------------

     In case the Company shall pay any stock dividend or make any distribution other than a cash dividend to the holders of its Shares, or shall offer for subscription to the holders of its Shares after the date hereof any additional Shares or any stock of any class of the Company or any other securities, or in the case of any capital reorganization, recapitalization, or reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final dissolution, liquidation or winding up of the Company, or a sale of all or substantially all its assets (whether voluntary or involuntary), then in any one or more of such cases, the Company shall mail to the holder of this Warrant at the address of such holder on the records of the Company a notice, at least ten days prior to the date on which the books of the Company shall close (or a record shall be taken) for such stock dividend, distribution or subscription rights, or on which such reorganization, recapitalization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall specify the date as of which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their Shares for other securities or property pursuant to such reorganization, recapitalization, reclassification, consolidation or merger, or to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth a statement of the effect of such action (to the extent then known) on the Purchase Price and the kind and amount of shares of capital stock and property receivable upon exercise of this Warrant.

5.   Registration under the Securities Act of 1933.
     ---------------------------------------------

     (a) The Company shall promptly prepare, file and use its best efforts to process to effectiveness one new registration statement to cover a public offering of the shares purchasable upon exercise hereof ("Warrant Shares"), if a written request for registration under the Securities Act of 1933, as amended (the "Act"), by holders of at least 50% of the then outstanding Warrant Shares is made requesting the Company to do so prior to April 23, 2001 but after April 24, 1997. In lieu of the preparation and filing of a registration statement, the Company may take other actions to cause the Warrant Shares to not be "restricted securities" within the meaning of Rule 144 promulgated under the Act, which may include filing claims for exemption on either Form 1-A or Form D and in connection therewith, when necessary, filing appropriate blue sky registrations, and when used in this Section 5, the term "registration" shall include any such claims of exemption. The Company shall not be required to prepare, file or process to effectiveness any registration statement after it has processed to effectiveness one such registration statement hereunder. The reasonable out-of-pocket expenses incurred by the Company which exceed $25,000, consisting of registration fees with respect to the Warrant Shares, legal fees and expenses of counsel to the Company attributable to the registration of the Warrant Shares, accounting and auditing fees and expenses attributable to the registration of the

Warrant Shares (but excluding any accounting or auditing fees and expenses the Company would have incurred absent such registration), out-of-pocket expenses incurred by officers, employees or contractors of the Company attributable to activities associated with the registration of the Warrant Shares, printing costs and expenses (except, in the case of a registration statement covering securities in addition to the Warrant Shares, such costs and expenses shall be prorated according to the price to the public of the Warrant Shares being registered as compared with the total price to the public of all securities being offered), blue sky fees and expenses (allocated as provided above) and underwriting fees specifically allocable to the Warrant Shares, but excluding any amounts for salaries of any officers, employees or contractors of the Company, shall be borne by such holders requesting such registration statement. The first $25,000 of such expenses shall be borne entirely by the Company; provided that the Company shall not be obligated to pay such expenses if the registration statement is not processed to effectiveness solely because the holders who requested the Company to file such registration statement have decided not to proceed with registration for reasons other than any of the following: (i) there shall have been a material adverse change in, or an event shall have occurred which could materially adversely effect, the condition or prospects or the business activities, financial or otherwise, of the Company and its subsidiaries taken as a whole; (ii) a stop order shall have been issued under the Act or any proceedings therefor shall have been initiated or threatened by the Securities and Exchange Commission; (iii) there shall have been an order suspending the sale of the Warrant Shares in any jurisdiction or any proceedings for that purpose shall have been initiated or be completed; (iv) the National Association of Securities Dealers, Inc. shall have objected to the offering; or (v) registration of the Warrant Shares is rendered impracticable or inadvisable because (A) additional material governmental restrictions, not previously in force and effect, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by Federal or New York authorities, or (B) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Warrant Shares. The Company agrees to file any registration statements hereunder on Form S-3 if the Company is eligible to do so.

     (b) The following provisions shall also be applicable to any such registration statement:

          (i) The holders whose Warrant or Warrant Shares are to be included therein (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of such registration statement, the Company shall, upon the request of any Seller, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be requested by such Seller to permit such Seller to make a public offering of all Warrant Shares of such Seller included therein. The Company shall use its best efforts to qualify the Warrant Shares for sale in such states as the Sellers shall reasonably designate.

          (ii) The Company shall indemnify and hold harmless each Seller and each underwriter (within the meaning of the Act) who may purchase from or sell for any Seller any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this
     Section 5, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Act. Each Seller agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Act, to the same extent as the foregoing indemnity from the Company, but only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Seller expressly for use in the Offering Statement, or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 5.

          (iii) The Company shall not be required to file any registration statement relating to Warrant Shares or include any such securities in a registration statement if in the written opinion of counsel to the Company, which shall be reasonably satisfactory to counsel for the holder(s) of the Warrant, the securities for which registration is requested may be sold publicly without registration under the Act.

     The Company's agreements in this Section 5 shall continue in effect regardless of the exercise and surrender of this Warrant.

6.   Reservation of Shares.
     ---------------------

     The Company will reserve and have at all times available sufficient Shares deliverable against the due exercise of this Warrant to satisfy the rights and privileges contained herein.

7.   Expiration.
     ----------

     This Warrant shall be void after 5:00 p.m., Columbus, Ohio time, on April 23, 2001, and no rights herein given to the holder of this Warrant, except the rights given in Section 5 hereof, shall exist thereafter.

8.   Warrant Holder Not Deemed a Shareholder.
     ---------------------------------------

     No holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the Shares which he is then entitled to receive upon the due exercise of this Warrant.

9.   No Limitation on Corporate Action.
     ---------------------------------

     No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

10.  Exchange and Transfer of Warrant.
     --------------------------------

     Subject to Section 11, upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company's principal office, the Company, at its expense, will issue and deliver new Warrants of like tenor, calling in the aggregate for the same number of Shares, in the denomination or denominations requested, to or on the order of such holder and in the name of such holder as such holder may direct. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner for all purposes without being affected by any notice to the contrary.

11.  Restrictions on Transfer.
     ------------------------

     This Warrant may not be sold, transferred, assigned or hypothecated for a period of three years following the date of this Warrant, except to officers of Corna Securities, Inc. and members of the National Association of Securities Dealers, Inc. who are participating with Corna Securities, Inc. in the sale of the Shares to the public pursuant to the terms of the Offering Statement. The Warrant is freely transferable thereafter except to the extent prohibited by applicable Federal and State securities laws.

12.  Notices.
     -------

     All communications hereunder shall be in writing and shall be deemed duly given when delivered personally or three days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company, at 2155 Dublin Road, Columbus, Ohio 43228, Attention: Robert K. Henkel, President, or if to the holder hereof or to Corna Securities, Inc., at 5302 McKitrick Boulevard, Columbus, Ohio 43235, Attention: Christopher Corna. The Company, the holder hereof or Corna Securities, Inc. may change such address at any time or times by notice hereunder to the others.


Dated: April 23, 1996                  PINNACLE DATA SYSTEMS, INC.

                                       By /s/  Robert K. Henkel
                                         --------------------------------
                                          Robert K. Henkel, President
Seal

Attest:


By /s/ John D. Bair
   -----------------------------
   John D. Bair, Secretary

                               SUBSCRIPTION FORM

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                    IF HE DESIRES TO EXERCISE THIS WARRANT

                          PINNACLE DATA SYSTEMS, INC.


     The undersigned hereby exercises the right to purchase _____________ Shares covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such Shares in full.



     _______________________________________
                                                       Signature


     _______________________________________

     _______________________________________
                                                       Address


Dated: __________________, 19__